UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2025
Veritone, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38093	47-1161641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5291 California Avenue, Suite 350 Irvine, California	92617
(Address of principal executive offices)	(Zip Code)
(888) 507-1737
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VERI	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.02    Termination of a Material Definitive Agreement.
Repayment of Term Loan Facility
On November 6, 2025, Veritone, Inc. (the “Company”) provided notice under its Credit and Guaranty Agreement, dated as of December 13, 2023, by and among the Company, certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto (the “Lenders”), and Wilmington Savings Fund Society, FSB, as administrative agent for the Lenders and collateral agent for the secured parties (the “Term Loan Facility”) that the Company intends to repay in full all outstanding amounts under the Term Loan Facility on November 12, 2025 for an aggregate amount of $36.7 million in cash. The repayment amount reflects the outstanding principal amount of loans under the Term Loan Facility of $31.8 million, together with accrued and unpaid interest thereon of $0.5 million, and a prepayment premium equal to 14% of such principal amount. The Term Loan Facility is more fully described in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2025, filed with the Securities and Exchange Commission (the “SEC”) on August 8, 2025. Following such repayment, the Company’s obligations under the Term Loan Facility have been terminated.
Item 8.01    Other Events.
Repurchases of Convertible Notes
On November 6, 2025, the Company also entered into separate, privately negotiated transactions with certain holders of the Company’s outstanding 1.75% Convertible Senior Notes Due 2026 (the “Notes”) to repurchase (the “Repurchases”) approximately 50% of the outstanding Notes or approximately $45.7 million aggregate principal amount of the Notes, comprising a combination of (i) approximately $39.0 million in cash and (ii) the issuance of 625,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share. The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and are being issued without registration pursuant to Section 4(a)(2) of the Securities Act.
The Repurchases are expected to close on or about November 12, 2025, subject to certain closing conditions. Following the closing of the Repurchases, the Company intends to cancel the repurchased Notes and, after such cancellation of repurchased Notes, approximately $45.6 million aggregate principal amount of the Notes will remain outstanding. The Repurchases could affect the market price of the Company’s common stock.
Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements, including statements related to the amount of the Notes to be repurchased, the ability to complete the Repurchases and the repayment of amounts under the Term Loan Facility on the timeline described herein or at all, and the impact of the Repurchases on the market price of the Company’s common stock. Forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to update any forward-looking statement.
Forward-looking statements are subject to known and unknown risks and uncertainties and are based on estimates and assumptions that are subject to change or revision. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including, without limitation, market conditions and the Company’s ability to satisfy the closing conditions to the Registered Direct Offering, as well as risks and uncertainties inherent in the Company’s business. For a discussion of these and other factors, please refer to the risk factors included in the Company’s Annual Report on Form 10-K, and the Company’s Quarterly Reports on Form 10-Q and other periodic reports filed from time to time with the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITONE, INC.

By:	/s/ MICHAEL L. ZEMETRA
Michael L. Zemetra
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)
Date: November 6, 2025
3